U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 8, 2011

TRANSAX INTERNATIONAL LIMITED

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(Exact Name of Small Business Issuer as Specified in its Charter)

COLORADO

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(State or other Jurisdiction as Specified in Charter)

00-27845	84-1304106
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(Commission file number)	(I.R.S. Employer Identification No.)

1133 S. University Drive,

Suite 210

Plantation

Miami, Florida 33324

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(Address of Principal Executive Offices)

(888) 317-6984

______________________

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Board of Directors of Transax International Limited, a corporation organized under the laws of the State of Colorado (the “Company”) approved that certain quota purchase and sale agreement and other covenants closed on April 4, 2011 (the “Agreement”) among Transax Limited, the wholly-owned subsidiary of the Company (“Transax”), QC Holding I Participacoes S.A., a corporation organized under the laws of Brazil (“QC Holding”), and Medlink Connectividade Em Saude LTDA, the wholly-owned Brazilian subsidiary of Transax (“Medlink”).  The Agreement was also approved by the board of directors of Transax.

In accordance with the terms and provisions of the Agreement: (i) QC Holding acquired the equity interest of Medlink resulting in the sale of Transax's Brazilian operating subsidiary; (ii) QC Holding agreed to assume all debt and other contingent liabilities of Medlink, which as of December 31, 2010 was approximately $7,000,000 including $5,200,000 in past taxes and social security contributions due to the Brazil Government; and (iii) QC agreed to pay to Transax the sum of $1,700,000. In accordance with the further terms and provisions of the Agreement, Transax retains all of its assets, including its relevant technology assets consisting of software code and the Postilion network processor program to carry on business outside of Brazil.

The Board of Directors of the Company and Transax considered the high levels of debt in Medlink, its operating losses since 2008 and the reports from Brazil counsel to Transax indicating immediate tax and social security payments due to the Brazilian Government of over $1,000,000 in its decision process. The Board of Directors of the Company considered the sale of Medlink to be in the best interests of the Company and its shareholders based upon the amount of taxes and social security payments owed to the Brazilian government while allowing the Company to maintain all of its technology assets held by its subsidiary, Transax. This will allow the Company to review and pursue potential business opportunities outside of Brazil. Previously, under terms of other contractual arrangements with Medlink, Transax was only able to conduct such operational activities within Brazil.

Notwithstanding the assumption of the debt of Medlink by QC Holding, QC Holding is a subsidiary of Qualicorp the largest health care administrator in Brazil and has immediate use for the Medlink solution since it can quickly place its internal clients on to the system and quickly reduce its operational costs.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1	Quota Purchase And Sale Agreement between Transax Limited and QC Holding I Participações S.A.

99.1	Press Release of Transax International Limited.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Transax International Limited

Date: April 8, 2011	By:	/s/ Stephen Walters
Stephen Walters
President and Chief Executive Officer